Exhibit 10.8

MetLife Investment Management

Agricultural Finance Southern Regional Office

6750 Poplar Avenue. Suite 109

Germantown, TN 38138

Jonathan B. Dressler

Managing Director Phone 559-457-8685

Email 1dressler@methfe com

Josh Gervase

Assistant Regional Director Phone 209-380-7947

Email jgervase@methfe com

October 3, 2022

Alico, Inc.

Alico Fruit Company, LLC Alico Land Development, Inc.

ATTN: Mr. Perry Del Vecchio

10070 Daniels Interstate Court, Ste 200

Ft Myers, FL 33913

Re: Metropolitan Life Insurance Company ("Lender")

Loan No. 197236 and 200122 (collectively, the "Loan")

ALICO, INC., a Florida corporation, ALICO LAND DEVELOPMENT, INC., a Florida corporation, and ALICO FRUIT COMPANY, LLC, a Florida limited liability company (individually and collectively, the "Borrowers") Index Rate Change Letter Agreement ("Letter Agreement")

Dear Mr. Del Vecchio:

As you are aware, the London Interbank Offered Rate is set to expire in 2023. In anticipation of this change, you have requested, and we have agreed to transition your loan now to an alternate rate. Specifically, we have agreed to transition your loan to the United States One (1) Month Term Secured Overnight Financing Rate.

In consideration of good and valuable consideration, the undersigned hereby agree to amend the Secured Promissory Note, in the original principal amount of $32,500,000.00, dated December 1, 2014 (the "Note 197236") and the Second Amended and Restated Line of Credit Note, in the original principal amount of $25,000,000.00, dated October 2, 2019 (the "Note 200122"), by Borrowers in favor of Lender effective as of August 1, 2022 (the "Effective Date"), as set forth below. Note 197236 and Note 200122 shall hereinafter collectively referred to as the "Note".

1.
All references in the Note to "LIBOR" shall be replaced in their entirety with the term "SOFR".
2.
All references in the Note to "LIBOR Credit Spread" shall be replaced in their entirety with the term "SOFR Credit Spread".
3.
All references in the Note to "LIBOR Rate Adjustment Date" shall be replaced in their entirety with the term "SOFR Rate Adjustment Date".
4.
The following section of the second (2nd) paragraph of the Note which states:

(ii) the U.S. 90-day London Interbank Offer Rate, as published by an online reporting service acceptable to Lender as of the third (3rd) Business Day (as defined in the Loan Agreement) immediately preceding each LIBOR Rate Adjustment Date, is hereby replaced. in its entirety, with the following language:

(ii) the United States One (1) Month Term Secured Overnight Financing Rate (rounded upwards to the nearest one one-hundredth (1/l00th) of one percent) for the date two (2) Business Days prior to such SOFR Rate Adjustment Date (the "Rate Determination Date"), appearing on the appropriate Bloomberg Financial Markets Services Screen (the "Service"), as SRlM, effective at 6:00 a.m. (New York time) (provided, that if such rate does not so appear at approximately 6:00 a.m. New York time on such date, the SOFR Rate Determination Date shall be the first preceding Business Day on which such rate appears) on such Rate Determination Date (or on any successor or substitute page of the Service, or any successor to or substitute for the Service providing rate quotations comparable to those currently provided on such page of the Service, selected by Lender from time to time for purposes of reporting the United States One (1) Month Term Secured Overnight Financing Rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate)).

5.
The following language is hereby added as new section to the Note:

In the event that SOFR is no longer available, or if Lender determines that SOFR is no longer the industry standard, then it shall be replaced by a benchmark rate (with an appropriate one-time permanent SOFR Credit Spread adjustment to address the change in benchmark so as to approximate the Interest Rate agreed to herein) that Lender then commonly utilizes as a SOFR index replacement on floating rate loans secured by agricultural real estate where it holds a similar right to declare a replacement. Lender's determinations under the preceding sentence shall be conclusive absent manifest error. In the event that SOFR or any replacement benchmark rate is below zero, SOFR or such replacement benchmark rate, as applicable, will be deemed to be zero.

6.
The "SOFR Credit Spread" shall mean 175 basis points until May 1, 2023, and subject to adjustment by Lender upon written notice to Borrower on May 1, 2023, and on the 1st day of May every two (2) years thereafter until the Maturity Date.

7.
"SOFR Rate Adjustment Date" shall mean August 1, 2022, and the first (1st) day of each month thereafter.

8.
The "Minimum Coupon" shall at no time be less than 2.15% based on Actual/360.

All terms and provisions contained in this Letter Agreement shall be incorporated into and made a part of Note, and all terms and conditions set forth in the Note shall remain in full force and effect except as may be modified by this Letter Agreement. This Letter Agreement may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

Please confirm your agreement by signing and returning the enclosed copy of this letter. For your convenience, a self-addressed envelope has been enclosed.

Please feel free to call if you have any questions regarding this letter or if we can assist you in any other manner.

Very truly yours,

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By: Metlife Investment Management, LLC, its investment manager

By:

Name: Nina L. Krause

Its: Authorized Signatory and Director

As of the Effective Date, the above set forth Letter Agreement is hereby acknowledged, accepted and agreed to by:

BORROWER:

ALICO, INC., a Florida corporation

By: John E. Kiernan

Name: John E. Kiernan

Title: President

ALICO LAND DEVELOPMENT, INC., a Florida corporation

By: John E. Kiernan

Name: John E. Kiernan

Title: President

ALICO FRUIT COMPANY, LLC, a Florida limited liability company

By: Alico Inc., its Managing Member

By: John E. Kiernan

Name: John E. Kiernan

Title: President